                                                                 EXHIBIT 23(G)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountans, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.



/s/ Arthur Andersen, L.L.P.

Birmingham, Alabama

May 23, 1996